DocuSign Envelope ID: DCB772DE-98AE-409A-B2E0-230415242BB i l I : 43A5 C36-E05C-4A32-8E47-85F93296D7E0C 12718441 The VOLVO word and device marks are registered trademarks of Volvo Trademark Holdings AB and used pursuant to a license. Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. CONFIDENTIAL The Directors Polestar Automotive UK Limited (company no. 11926357) Li Close Ansty Park Ansty Coventry CV7 9RF Date: 14 June 2021 Dear Sirs We have pleasure in setting out below the terms and conditions under which we are able to offer the finance facilities that you require, as detailed below in paragraph 2 (the “Facilities”). This Offer Letter together with the New, Used, and Demonstrator Funding Agreement (the “Agreement”) constitute the entire agreement and understanding between you and us in connection with the Facilities. 1. Definitions Unless otherwise defined in this Offer Letter, terms and expressions used in the Agreement shall have the same meaning in this Offer Letter. 2. The Facilities Facility Terms Facility Limit Agreement – Unregistered, Used, Demonstrator and Rental Vehicles On terms and subject to the conditions contained in the Agreement dated on or around the date of this Offer Letter as amended modified or restated from time to time. [***] (Unregistered) [***] (Used) [***] (Demonstrator) [***] (Rental) Facility Cumulative Total [***] Subject to (i) the terms of the relevant Facility and (ii) the Facility Cumulative Total, we may at any time and at our absolute discretion vary, reduce or withdraw the terms or Facility Limits applicable to each Facility set out above. For the avoidance of doubt, and irrespective of any variation, reduction or withdrawal in any individual Facility, the Facility Cumulative Total set out above may not be exceeded by you without our prior consent in writing. Any payments made pursuant to any one or more of the Facilities (whether by direct debit or otherwise) shall, where applicable, be applied against the relevant Facility Limit within a maximum of 1 Business Day of receipt of cleared funds by us, prior to which the relevant Facility Limit to which any payments relate shall be calculated as if no such direct debit payments have been made. 3. Security Unless specified otherwise, we require you to deliver to us (duly executed) the following security by the date falling no later than 30 days following the date of this Offer Letter: G E N H 10 47 A U G 20 DocuSign Envelope ID: DCB772DE-98AE-409A-B2E0-230415242BB i l I : 43A5 C36-E05C-4A32-8E47-85F93296D7E0C 12718441 The VOLVO word and device marks are registered trademarks of Volvo Trademark Holdings AB and used pursuant to a license. Internal Information - Polestar Your obligations are to be guaranteed by Polestar Performance AB whose all monies guarantee and indemnity is to be taken in our appropriate standard form. Polestar Performance AB will also be required to provide to us prior to the execution of the guarantee and indemnity a copy of the current Polestar Performance certificate of registration which demonstrates the power of the relevant individual(s) to execute the guarantee and indemnity on behalf of Polestar Performance to our satisfaction. The Facilities listed above are also conditional upon our receiving reports and references satisfactory to us. You agree that we may at our sole discretion review the security set out above from time to time. Any agreement by us to revise the security as set out above shall be strictly subject to our being satisfied, at our absolute discretion, with the overall security retained by us for the Facilities. Financial Information While any of the above facilities are available or any monies remain outstanding to us, you will keep us fully informed of the financial position of your business and promptly furnish to us all information that we may from time to time require. In particular, and as a minimum, you will provide us with (in a form satisfactory to us): (i) copies of signed-off audited accounts within [***] of the accounting period to which they relate; and (ii) copies of quarterly management accounts. 4. Fees and Expenses You shall bear your own costs (including legal expenses) in connection with the execution and delivery of this Offer Letter and the security documents referred to herein and the satisfaction of the conditions precedent referred to below. 5. Specific Offer Terms – New, Used and Demonstrator Funding Agreement 5.1 Under Clause 4.3(d) and paragraph 2(a) of Schedule 1, the percentage of the Clean Guide Value for the Used Vehicle is [***] or such other percentage as may agreed in writing between Polestar and VCFSUK from time to time. 5.2 Under Clause 4.3(d) and paragraph 2(b) of Schedule 1, the percentage of the Clean Guide Value for the Used Vehicle is [***] or such other percentage as may agreed in writing between Polestar and VCFSUK from time to time. 5.3 Under Clause 11.1, the Deposit in respect of a Used Vehicle shall be equivalent to the amount by which the purchase price paid by VCFSUK for that Used Vehicle exceeds such percentage specified in paragraph 5.1 of this Offer Letter (or such other percentage as may be agreed in writing between Polestar and VCFSUK from time to time) of the Clean Guide Value for that Used Vehicle effective as at the date of purchase by VCFSUK. 5.4 In respect of Used Vehicles, the age of vehicles must not exceed [***] old or such other age as may be agreed in writing between Polestar and VCFSUK from time to time. 5.5 In respect of Used Vehicles, the maximum amount shall be [***] or such other amount as may be agreed in writing between Polestar and VCFSUK from time to time. 5.6 In respect of Used Vehicles, the minimum amount shall be [***] or such other amount as may be agreed in writing between Polestar and VCFSUK from time to time. 5.7 The recorded mileage of (i) Used Vehicles is [***] miles; (ii) for Demonstrator Vehicles is [***] miles; and, (iii) for Rental Vehicles is [***] miles or such other mileage figures as may be agreed in writing between Polestar and VCFSUK from time to time. Under Clause 7.1(j), the mileage in respect of Used Vehicles shall be [***]; Demonstrator Vehicles [***]; and, Rental Vehicles [***] or such other mileage figures as may be agreed in writing between Polestar and G E N H 10 47 A U G 20 G E N H 10 47 A U G 20 DocuSign Envelope ID: DCB772DE-98AE-409A-B2E0-230415242BB i l I : 43A5 C36-E05C-4A32-8E47-85F93296D7E0C 12718441 The VOLVO word and device marks are registered trademarks of Volvo Trademark Holdings AB and used pursuant to a license. Internal Information - Polestar VCFSUK from time to time. 5.8 Under Clause 8.6(a), the Margin for a Used Vehicle is [***] per cent per annum or other such percentage as may be agreed in writing between Polestar and VCFSUK from time to time. 5.9 Under Clause 11.3a) and paragraph 2 of Schedule 2, the Instalments will be payable [***] and where that Floorplan Vehicle is a Used Vehicle shall be in the percentages of the purchase price paid for that Floorplan Vehicle as set out below or such other amounts as may be agreed in writing between Polestar and VCFSUK from time to time: • [***] payable [***]from the relevant Start Date; • [***] payable [***] from the relevant Start Date; • [***] payable [***]from the relevant Start Date; and • [***] payable [***]from the relevant Start Date. 5.10 Under Clause 11.3a) and paragraph 2 of Schedule 2, the Instalments will be payable [***] and where that Floorplan Vehicle is a Demonstrator Vehicle shall be in the percentages of the purchase price paid for that Floorplan Vehicle as set out below or such other amounts as may be agreed in writing between Polestar and VCFSUK from time to time: • [***] payable [***]from the relevant Start Date; • [***] payable [***]from the relevant Start Date or in the case of an extension agreed between Polestar and VCFSUK, [***] payable [***]from the relevant Start Date; • [***] payable [***]from the relevant Start Date unless the agreed extension has ended, in which case, [***] payable [***]from the relevant Start Date; • [***] payable [***]from the relevant Start Date unless the agreed extension has ended, in which case, [***] payable [***]from the relevant Start Date; and • unless the agreed extension has already ended as above, [***] payable [***] from the relevant Start Date. 5.11 Under paragraph 1(c) of Schedule 3, the period shall be [***] from or after the Start Date of such Used Vehicle. 5.12 The number of days in respect of the “Direct Debit Delay Period” shall be [***] such other period as agreed in writing between Polestar and VCFSUK from time to time. 5.13 Under Clause 8.5, the bonnet fee in respect of Used Vehicles and Unregistered Vehicles shall be [***] or such other amounts as may agreed in writing between Polestar and VCFSUK from time to time. 6. Conditions Precedent Unless agreed otherwise in writing, the availability of the Facilities above is conditional on our prior receipt of the following (in each case in a form and substance satisfactory to us): (a) this Offer Letter duly executed by you indicating your acceptance of its terms and conditions; (b) a copy of your Financial Conduct Authority Authorisation; Volvo Car Financial Services UK Ltd, 86 Station Road, Redhill, Surrey RH1 1SR. Volvo Car Financial Services UK Ltd Registered Office: Scandinavia House, Norreys Drive, Maidenhead SL6 4FL. Registered in England number DocuSign Envelope ID: DCB772DE-98AE-409A-B2E0-230415242BB i l I : 43A5 C36-E05C-4A32-8E47-85F93296D7E0C 12718441 The VOLVO word and device marks are registered trademarks of Volvo Trademark Holdings AB and used pursuant to a license. Internal Information - Polestar (c) the Agreement duly executed by you indicating your acceptance of its respective terms and conditions; (d) details of your VAT registration number (please confirm you VAT registration number by completing the box at the end of this letter); (e) the required form of direct debit mandate duly completed and signed; (f) a signed copy of our “Use of Information” document indicating your acceptance of its contents; (g) a copy of all insurances required to be entered into pursuant to the Facilities; and (h) a copy of photographic identification for your authorised signatory and any guarantors (to be either a passport or driving licence and to include photo card and paper counterpart (if any)). 7. General If the terms of this Offer Letter are not accepted they will lapse after one month from the date of this Offer Letter. You agree that this Offer Letter is governed by English law and you submit to the non-exclusive jurisdiction of the Courts of England and Wales. If these terms are acceptable to you, please sign and return this Offer Letter together with the signed Agreement and any other documents you are required to sign and return to Shoosmiths LLP by following the instructions provided by them. David Baddeley Managing Director Acknowledged and agreed For and on behalf of Volvo Car Financial Services UK Limited Signature ………………………………………………. Signature ………………………………………………. David Baddeley Name …………………………………………………... Name …………………………………………………... Managing Director Position: Director Position: Director / Secretary* *(Delete as appropriate) For and on behalf of Polestar Automotive UK Limited Date VAT Registration Number Jonathan Goodman Nils Mösko CEO Polestar UK Business Strategy 2021-06-14 2021-06-14 G E N H 10 47 A U G 20

DocuSign Envelope ID: 1232EFB6-D6DF-4781-9CF2-7ED0FC9FB73 Internal Information - Polestar Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. This deed is dated 14 June 2021 Parties (1) POLESTAR AUTOMOTIVE UK LTD Reg. No.11926357, a limited liability company incorporated under the laws of England and Wales (“Polestar”); and (2) VOLVO CAR FINANCIAL SERVICES UK LIMITED, Reg. No. 12718441, a private limited liability company incorporated under the laws of England and Wales, having its registered office at Scandinavia House, Norreys Drive, Maidenhead, Berkshire, United Kingdom, SL6 4FL(“VCFSUK”). BACKGROUND A. Polestar is a manufacturer of vehicles and thereto related products and services. Polestar will sell vehicles directly to end customers through online sales via a digital platform.VCFSUK is a provider of financial services products and services. B. The Parties enter into a Cooperation Agreement dated 28th May 2021 for VCFSUK to (i) provide Wholesale Finance directly to Polestar; and (ii) under Polestar’s brand, market and sell the Retail Finance Arrangements to the End Customers. Agreed terms 1. Terms defined in the Agreement In this deed, expressions defined in the Agreement and used in this deed have the meaning set out in the Agreement. The rules of interpretation set out in the Agreement apply to this deed. 2. Variation With effect from the Variation Date the Parties agree the following amendments to the Agreement, where an underline is an addition, and a strike through a deletion to the Agreement: a) Clause 24.2.3 amended: apply for the run-off, sale or termination of the Wholesale Finance portfolio. Such termination does not exclude liability under this Agreement. b) Clause 24.3.2 amended: Each Party shall furthermore cease to use any Intellectual Property Rights of the other Party, save as required to service the portfolio as set out in 24.2.3 (a) hereunder. 2.1 Except as set out in clause 2.1, the Agreement shall continue in full force and effect. DocuSign Envelope ID: 1232EFB6-D6DF-4781-9CF2-7ED0FC9FB73 Internal Information - Polestar 3. Governing law This deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales. 4. Jurisdiction Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this deed or its subject matter or formation. This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it. Kelly Miller Name:……………………………………. Address:… [***]……………………………….. Occupation:…PA/ HR Coordinator………………………….... Executed as a deed by Polestar Automotive UK Limited acting by Jonathan Goodman, Nils Mösko … ....................................... a director, in the presence of: Witness Name: Daniel Keleman Address: [***] Occupation: Polestar Financial Services .................... Director Executed as a deed by Volvo Car Financial Services UK Limited acting by David Baddeley … ....................................... a director, in the presence of: Witness .................... Director